UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The 2023 ETF Series Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
c/o Foreside Management Services, LLC Three Canal Plaza, Suite 100 Portland, ME 04101 (Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Eagle Capital Select Equity ETF	NYSE Arca, Inc.	93-1777601
Brandes U.S. Small-Mid Cap Value ETF	Cboe BZX Exchange, Inc.	93-1866302
Brandes International ETF	Cboe BZX Exchange, Inc.	93-1810583
Brandes U.S. Value ETF	Cboe BZX Exchange, Inc.	93-1841334

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-272579

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares is set forth in The 2023 ETF Series Trust’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-272579 and 811-23883), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on June 9, 2023, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares also is hereby incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust, dated January 23, 2023, as filed with the State of Delaware on January 24, 2023, is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR (Accession No. 0001398344-23-011924) on June 9, 2023.

B.	Registrant’s Declaration of Trust, dated January 23, 2023, is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR (Accession No. 0001398344-23-011924) on June 9, 2023.

C.	Registrant’s Bylaws, dated January 23, 2023, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR (Accession No. 0001398344-23-011924) on June 9, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The 2023 ETF Series Trust

Date: July 21, 2023	By:	/s/ Trent Statczar
Trent Statczar
President (Principal Executive Officer)